Exhibit 10.5

SEPARATION, OPTION EXTENSION AND

POST-SEPARATION COVENANT AGREEMENT

THIS AGREEMENT is made this 20th day of December, 2013 (the “Effective Date”), by and among U.S. Silica Company, a Delaware corporation (the “Company”), U.S. Silica Holdings, Inc., a Delaware corporation (“Holdings”), and Brian Slobodow (“Executive”, and together with the Company and Holdings, the “Parties”).

WITNESSETH:

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of June 1, 2011 (as amended, the “Employment Agreement”), pursuant to which the Company agreed to employ Executive, and Executive agreed to serve, as Chief Administrative Officer of the Company;

WHEREAS, Holdings and Executive previously entered into that certain Non-Qualified Stock Option Agreement, dated as of July 12, 2011 (as amended pursuant to the “Separation Agreement” (as defined below) (as amended, the “Option Agreement”)), pursuant to which Holdings granted Executive a stock option (the “Option”) to purchase an aggregate of 359,527 shares of common stock of Holdings under the GGC USS Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) on the terms and conditions set forth in the Option Agreement;

WHEREAS, the Company, Holdings and Executive previously entered into that certain Separation and Transition Agreement dated as of October 1, 2012 (the “Separation Agreement”), pursuant to which Executive has served and continues to serve as a member of the Board of Directors of Holdings (the “Board”).

WHEREAS, Executive has notified the Company and Holdings, in writing, of his resignation from the Board (the “Separation”), effective January 2, 2014 (the “Separation Date”);

WHEREAS, the Option Agreement and the Separation Agreement contain certain terms and conditions relating to the vesting and exercise rights with respect to Executive and the Option, which terms and conditions the Parties desire to modify in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment to Option Agreement. In partial consideration for Executive agreeing to be bound by the restrictions set forth in this Agreement during the “Noncompete Period” (as redefined in Section 2 hereof), the Parties hereby agree to amend the Option Agreement as follows:

(a)	Executive’s continued compliance with the restrictive covenants contained herein during the Noncompete Period shall constitute continued service with the Company for purposes of the Option Agreement and a Termination shall not be deemed to have occurred for purposes of the Option Agreement until the earlier of the date of expiration of the Noncompete Period and the date on which Executive materially breaches any of Executive’s obligations hereunder. The Option shall continue to remain outstanding and become vested and exercisable in accordance with the terms and conditions of the Option Agreement during the Noncompete Period until the occurrence of a “Termination” (as modified herein). All references in the Option Agreement to Executive’s “continued service” or “employment” with the Company shall be deemed to include the Noncompete Period (or such shorter period ending on the date on which Executive materially breaches Executive’s obligations hereunder). The Parties acknowledge and agree that, as of the Separation Date, the cumulative percentage of the Option that will have vested in the ordinary course operation of the Option Agreement is 83.33%.

(b)

Upon the occurrence of a “Termination” (as modified herein), the unvested portion of the Option (if any) shall be immediately forfeited and cancelled on the date of such “Termination” without any consideration being paid therefor and without any further action of the Company or Holdings whatsoever, and the vested portion of the Option shall remain exercisable until the earlier to occur of ninety (90) days following the date of such “Termination” and the expiration of the stated ten (10)-year term of the Option as set forth in the Option Agreement; provided, however, that in the event that a “Termination” occurs as a result of Executive’s material breach of Executive’s obligations hereunder, the entire Option, whether vested or unvested, shall be immediately forfeited and cancelled on the date of such “Termination” without any consideration being paid therefor and without any further action of the Company or Holdings whatsoever; and, provided, further, that any breach by Executive of Executive’s obligations hereunder shall not serve to reduce or otherwise modify the Noncompete Period or any of Executive’s other covenants referenced in this Agreement.

(c)	For the avoidance of doubt, the provisions of Section 6.4(c) of the Plan shall continue to apply to the Option, and any material breach of Executive’s obligations hereunder shall constitute a “Detrimental Activity” thereunder.

Except as specifically modified herein, the Option and the Option Agreement will remain in full force and effect in accordance with all of the terms and conditions thereof.

2.	Confidential Information; Work Product; Non-Compete; Non-Solicitation. Sections 5, 6, 7, 8 and 9 of the Employment Agreement are incorporated herein by reference, and will apply to Executive to the maximum extent permitted by applicable law; provided, however, that for purposes of this Agreement the Parties hereby agree that the Noncompete Period (as defined in the Employment Agreement) will be re-defined to mean the 24-month period beginning on the Separation Date. Executive acknowledges and agrees that his non-competition and non-solicitation covenants in Section 7 of the Employment Agreement will be and remain enforceable throughout the Noncompete Period (as re-defined herein), even in the event of his material breach of this Agreement and subsequent forfeiture of rights otherwise granted to him hereunder. Executive further acknowledges and agrees that all other representations, warranties and covenants he has made to Holdings and/or the Company, whether in this Agreement or otherwise, will not be affected by this Agreement and will remain in full force and effect.

3.	Disputes. Any disputes between the Parties arising under this Agreement will be resolved in accordance with the arbitration procedures set forth in Section 20 of the Employment Agreement.

4.	Entire Agreement. This Agreement, including all agreements referenced herein (as modified by this Agreement, the “Related Agreements”), constitutes the entire understanding and agreement between the Parties as to the subject matters hereof, and this Agreement supersedes all other agreements or other arrangements (except the Related Agreements) between the Parties, whether oral or written, with respect to the subject matters hereof.

5.	Governing Law; Choice of Forum. This Agreement, and any questions relating or regarding the validity, interpretation, or performance, shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the conflicts or choice of law principles thereof.

BY SIGNING THIS AGREEMENT, EXECUTIVE HEREBY CERTIFIES THAT EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE SIGNING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY TO REVIEW THE AGREEMENT WITH ANY ADVISOR WHICH EXECUTIVE MAY DESIRE TO CONSULT, INCLUDING LEGAL COUNSEL; (D) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING IT TO ASK ANY QUESTIONS EXECUTIVE HAS ABOUT THIS AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (E) UNDERSTANDS EXECUTIVE’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

EXECUTIVE

/s/ Brian Slobodow		Date: 12/20/13
Brian Slobodow

U.S. SILICA COMPANY

By:	/s/ Bryan A. Shinn	Date: 12/16/13
Name:	Bryan A. Shinn
Title:	President & CEO

U.S. SILICA HOLDINGS, INC.

By:	/s/ Bryan A. Shinn	Date: 12/16/13
Name:	Bryan A. Shinn
Title:	President & CEO